UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Tidewater Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on March 7, 2023, Tidewater Inc., a Delaware corporation (“Tidewater” or the “Company”) entered into an Agreement for the Sale and Purchase of Vessels, Charter Parties and Other Assets (the “Sale and Purchase Agreement”) by and among Tidewater and TDW International Vessels (Unrestricted), LLC, a Delaware limited liability company and a wholly-owned subsidiary of Tidewater (together with Tidewater, the “Tidewater Parties”), on the one hand, and certain subsidiaries of Solstad Offshore ASA, a Norwegian public limited company (collectively, the “Sellers”), on the other hand, pursuant to which, among other things, the Tidewater Parties will acquire from the Sellers 37 platform supply vessels and certain related assets (the “Transaction”). Subject to the satisfaction or waiver of the closing conditions specified in the Sale and Purchase Agreement, the Company currently expects to close the Transaction during the week of July 3, 2023. For further information about the Transaction, please see the Company’s Current Report on Form 8-K filed on March 7, 2023.

Item 8.01. Other Events.

On June 28, 2023, Tidewater announced that Dick H. Fagerstal has been appointed non-executive Chairman of the Board. In addition, with the retirement of Larry Rigdon effective with the Company’s 2023 annual meeting of stockholders, the Board has reduced the size of the Board from nine to eight members. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this communication contain forward-looking statements that reflect its current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions, and are not guarantees or assurances of future performance or events. Such statements include, but are not limited to, statements relating to the timing and completion of the Transaction and the satisfaction or waiver of the conditions thereto. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-Q and in similar sections of other filings made by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date:	June 29, 2023	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Corporate Secretary